Exhibit 2.1

ARTICLES OF INCORPORATION OF

WORTHY PROPERTY BONDS 2, INC.

The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

ARTICLE I

CORPORATE NAME

The name of the Corporation shall be: Worthy Property Bonds 2, Inc.

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022.

ARTICLE III

NATURE OF CORPORATE BUSINESS POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV

CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred (100) shares of Common Stock, par value $0.001 per share.

ARTICLE V

TERM OF EXISTENCE

This Corporation shall have perpetual existence.

ARTICLE VI

REGISTERED AGENT AND

INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Offices of this Corporation in the State of Florida shall be:

Alan Jacobs

6840 Lions Head Lane

Boca Raton, Florida 33496

ARTICLE VII

BOARD OF DIRECTORS

This Corporation shall have three (3) Directors initially:

Sally Outlaw

Alan Jacobs

Dara Albright

ARTICLE VIII

INCORPORATOR

The name and address of the person signing these Articles of Incorporation as the Incorporator is Alan Jacobs, 6840 Lions Head Lane, Boca Raton, Florida 33496.

ARTICLE IX

INDEMNIFICATION

To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; (iii) is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE X

AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE XI

CONTROL SHARE ACQUISITIONS

This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporations Act, as amended from time to time, relating to control share acquisitions.

2

IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 1st day of February, 2023.

Alan Jacobs, Incorporator

3

CERTIFICATE DESIGNATING REGISTED AGENT AND OFFICE FOR SERVICE OF PROCESS

Worthy Property Bonds 2, Inc., a corporation existing under the laws of the State of Florida, with its principal office and mail address at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022 has named ALAN JACOBS whose address is 6840 Lions Head Lane, Boca Raton, Florida 33496 as its agent to accept service of process within the State of Florida.

ACCEPTANCE:

Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

Alan Jacobs